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                                                                   EX-99.B(1)(a)

                            ARTICLES OF INCORPORATION

                                       OF

                          MANAGED MUNICIPAL FUND, INC.

                                     * * * *


                                    ARTICLE I


     THE UNDERSIGNED, R. Alan Medaugh, whose post office address is 1290 Avenue of the Americas, New York, New York, 10104, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.


                                   ARTICLE II


     The name of the Corporation is:

                          MANAGED MUNICIPAL FUND, INC.


                                   ARTICLE III


     The purpose for which the Corporation is formed is to act as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").


                                   ARTICLE IV


     The Corporation is expressly empowered as follows:

          (1) To hold, invest and reinvest its assets in securities and other investments including assets in cash.

          (2) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.


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          (3) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter of the Corporation.

          (4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management (of all or part of this Corporation's securities portfolios) and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors of the Corporation. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or shareholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or shareholder may be interested.

          (5) To enter into a written contract or contracts appointing one or more underwriters, distributors or agents for the sale of the shares of the Corporation on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such shares. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or shareholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or shareholder may be interested.

          (6) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and such agent or agents for accounting and other administrative services on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, registrars and accounting and administrative services agents out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, the Board of Directors of the Corporation may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors of the Corporation.

          (7) To employ the same person, partnership (general or limited), association, trust or corporation in any multiple capacity under Sections

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(4), (5) and (6) of this Article, who may receive compensation from the
Corporation in as many capacities in which such person, partnership (general or limited), association, trust or corporation shall serve the Corporation.

          (8) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                                    ARTICLE V


     The post office address of the principal office of the Corporation in the State of Maryland is c/o Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is Edward J. Veilleux, a citizen of this State, who resides there, and the post office address of the resident agent is 135 East Baltimore Street, Baltimore, Maryland 21202.


                                   ARTICLE VI


     Section 1. The total number of shares of capital stock which the Corporation shall have the authority to issue is twenty-five million shares, of the par value of 1 mil ($.001) per share and of the aggregate par value of twenty-five thousand dollars ($25,000), all of which shares are designated Common Stock. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors of the Corporation shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

     Section 2. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such

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fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 3. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation. All shares issued pursuant to the Charter of the Corporation for which the price or consideration fixed thereon shall have been paid shall be deemed to be fully paid and nonassessable.

     Section 4. The Board of Directors of the Corporation shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock; provided that the Board of Directors of the Corporation shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of capital stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the corporation, except that there may be variations so fixed and determined among different series and classes as to investment objectives, purchase price, right of redemption, special rights as to dividends, and in liquidation, with respect to assets belonging to a particular series or class, voting powers and conversion rights. Subject to the provisions of Section 7 of this Article VI and applicable law, the power of the Board of Directors of the Corporation to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into a class or classes of capital stock and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

          (A) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors of the Corporation in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors of the Corporation in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.


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          (B) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series.

          (C) Whether or not shares of such class or series shall have voting rights in addition to any general voting rights provided by law and the Charter of the Corporation and, if so, the terms of such additional voting rights.

          (D) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets, of the Corporation.

          (E) Any other rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

     Section 5. The Board of Directors of the Corporation shall have authority to issue from time to time shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors of the Corporation may deem advisable, subject to such limitations as may be set forth in the Charter or the By-Laws of the Corporation or in the Maryland General Corporation Law.

     Section 6. No holder of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Charter of the Corporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors of the Corporation, in its discretion, may determine.

     Section 7. Shares of Common Stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

          (A) Assets Belonging to a Class. All consideration received by the Corporation for the issue or sale of stock of any class of Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of


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     shares of Common Stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as 'assets belonging to' such class. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular class shall be allocable among any one or more of the classes in such manner and on such basis as the Board of Directors of the Corporation, in its sole discretion, shall deem fair and equitable.

          (B) Liabilities Belonging to a Class. The assets belonging to any class of Common Stock shall be charged with the liabilities in respect of such class, and shall also be charged with such class's share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors of the Corporation shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given class; and as to whether the same are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as 'liabilities belonging to' such class. Any liabilities which are not readily attributable to any particular class shall be allocable among any one or more of the classes in such manner and on such basis as the Board of Directors of the Corporation, in its sole discretion, shall deem fair and equitable.

          (C) Dividends and Distributions. Shares of each class of Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors of the Corporation, acting in its sole discretion, with respect to such class, provided, however, that dividends and distributions on shares of a class of Common Stock shall be paid only out of the lawfully available "assets belonging to such class" as such phrase is defined in Section 7(A) of this
     Article VI.

          (D) Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, shareholders of each class of Common Stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the

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     assets belonging to such class; and the assets so distributable to the shareholders of any class of Common Stock shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes of Common Stock in proportion to the asset value of the respective classes of Common Stock determined as hereinafter provided.

          (E) Voting. Each shareholder of each class of Common Stock shall be entitled to one vote for each share of Common Stock, irrespective of the class, then standing in his name on the books of the Corporation, and on any matter submitted to a vote of shareholders, all shares of Common Stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that: (i) when expressly required by law, shares of Common Stock shall be voted by individual class and (ii) only shares of Common Stock of the respective class or classes affected by a matter shall be entitled to vote on such matter. At all meetings of the shareholders, the holders of one-third of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter of the Corporation. In the absence of a quorum, no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, except as otherwise required by the By-Laws of the Corporation, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the 1940 Act, or any other applicable statute, the Charter or the By-Laws of the Corporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

          (F) Redemption. To the extent the Corporation has funds or other property legally available therefor, each holder of shares of Common Stock

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     of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of Common Stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of Common Stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of Common Stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of Common Stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a personal holding company, within the meaning of the Internal Revenue Code, as now or hereafter in force, (ii) if the value of such shares in the account maintained by the Corporation or its transfer agent for any class of Common Stock is less than Five Hundred Dollars ($500.00) provided, however, that each shareholder shall be notified that the value of his account is less than Five Hundred Dollars ($500.00) and allowed sixty (60) days to make additional purchases of shares before such redemption is processed by the Corporation or (iii) if the net income with respect to any particular class of Common Stock should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the 1940 Act, in each case subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of Common Stock of the Corporation shall, except as otherwise provided in this
     Section 7(F), be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors of the Corporation, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable


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     to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

          (G) Conversion or Exchange. Each holder of any class of Common Stock of the Corporation, who either surrenders his share certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, delivers to the Corporation a written request in good order signed by the shareholder, shall, subject to such procedures as may be established by the Board of Directors of the Corporation, be entitled to convert or exchange the shares in question on the basis hereinafter set forth, into shares of stock of any other class of the Corporation. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct therefrom a conversion or exchange cost, in an amount determined within the discretion of the Board of Directors of the Corporation. Within five (5) business days after such surrender and payment of any conversion or exchange cost, the Corporation shall issue to the shareholder such number of shares of stock of the class desired as, taken at the net asset value thereof determined as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion or exchange cost as aforesaid. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion or exchange cost may be paid and/or assigned by the Corporation to the underwriter and/or to any other entity, as it may elect.

          (H) Restrictions on Transferability. If, in the opinion of the Board of Directors of the Corporation, concentration in the ownership of shares of Common Stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as now or hereafter in force, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of Common Stock in an effort to prevent such personal holding company status.


                                   ARTICLE VII


     The number of directors of the Corporation shall be seven (7), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3) except for any period during which shares of the Corporation are held by less than three shareholders. The name of the director who shall act until the directors are elected by the

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Corporation's shareholders or until his successor is duly elected and qualify is:
                                   R. Alan Medaugh


                                  ARTICLE VIII


     Section 1. To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     Section 2. The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as to its directors and to such further extent as is consistent with law. The Board of Directors of the Corporation may make further provision for indemnification of directors, officers, employees and agents in the By-Laws of the Corporation or by resolution or agreement to the fullest extent permitted by the Maryland General Corporation Law.

     Section 3. No provision of this Article VIII shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 4. References to the Maryland General Corporation Law in this
Article VIII are to such law as from time to time amended. No further amendment to the Charter of the Corporation shall decrease, but may expand, any right of any person under this Article VIII based on any event, omission or proceeding prior to such amendment.


                                   ARTICLE IX


     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant

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to the direction of the Board of Directors of the Corporation, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors of the Corporation as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Charter of the Corporation shall be effective (i) to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                    ARTICLE X


     The duration of this Corporation shall be perpetual.


                                   ARTICLE XI


     Section 1. The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon by a vote at a meeting or by the unanimous written consent of the Directors of the Corporation as provided in the Corporation's By-Laws.

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     Section 2. Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of a greater proportion than the majority of the total number of shares of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding of that class of stock entitled to vote thereon, except as otherwise provided in the Charter of the Corporation.

     Section 3. So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation.

     Section 4. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors of the Corporation is expressly authorized:

          (A) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws of the Corporation to the shareholders, and except as otherwise required by the 1940 Act.

          (B) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the shareholders of the Corporation.

          (C) Without the assent or vote of the shareholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, for such consideration as the Board of Directors of the Corporation may deem advisable.

          (D) Without the assent or vote of the shareholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and personal.

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          (E) Notwithstanding anything in the Charter of the Corporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, and the net asset value of each share of any class of the Corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

          (F) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; (i) to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; (ii) to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; (iii) to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; (iv) to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and (v) to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

          (G) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors of the Corporation is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, the Charter and the By-Laws of the Corporation.




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     IN WITNESS WHEREOF, the undersigned incorporator of MANAGED MUNICIPAL FUND,
INC. hereby executes the foregoing Charter and acknowledges the same to be his act on the 4th day of January, 1990.

                                        /s/ R. Alan Medaugh
                                        --------------------------------
                                        R. Alan Medaugh
                                        Incorporator

WITNESS:

--------------------------------


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